HealthEquity Reports Second Quarter Ended July 31, 2018 Financial Results
Highlights of the second quarter include:

•	Revenue of $71.1 million, an increase of 25% compared to Q2 FY18.

•	Net income of $22.5 million, an increase of 33% compared to Q2 FY18.

•	Net income per diluted share of $0.36 compared to $0.27 in Q2 FY18.

•	Non-GAAP net income per diluted share of $0.34 compared to $0.21 in Q2 FY18.

•	Adjusted EBITDA of $31.8 million, an increase of 33% compared to Q2 FY18.

•	HSA Members of 3.6 million, an increase of 23% compared to Q2 FY18.

•	Total Custodial Assets of $7.0 billion, an increase of 31% compared to Q2 FY18.
Draper, Utah – September 4, 2018 – HealthEquity, Inc. (NASDAQ: HQY) ("HealthEquity" or the "Company"), the nation's largest health savings account ("HSA") non-bank custodian, today announced financial results for its second quarter ended July 31, 2018.
“HealthEquity recorded another strong quarter financially and operationally as we added over 121,000 new HSAs and $170 million to our members’ custodial assets, resulting in record quarterly revenue and earnings,” said Jon Kessler, HealthEquity’s President and CEO. “As we continue to deliver on our commitment to connecting health and wealth for our members, we are well positioned to outpace the market by providing comprehensive retirement solutions to our members and being the market’s purple standard for remarkable service."
Second quarter financial results
For the second quarter ended July 31, 2018, HealthEquity reported revenue of $71.1 million, an increase of 25% compared to $56.9 million for the second quarter ended July 31, 2017. Revenue consisted of:

•	Service revenue of $24.9 million, an increase of 9% compared to Q2 FY18.

•	Custodial revenue of $30.7 million, an increase of 44% compared to Q2 FY18.

•	Interchange revenue of $15.4 million, an increase of 21% compared to Q2 FY18.
Net income was $22.5 million for the second quarter ended July 31, 2018, compared to $16.9 million for the second quarter ended July 31, 2017.
Net income per diluted share was $0.36 for the second quarter ended July 31, 2018, compared to $0.27 for the second quarter ended July 31, 2017.
Non-GAAP net income per diluted share was $0.34 for the second quarter ended July 31, 2018, compared to $0.21 for the second quarter ended July 31, 2017.
Non-GAAP Adjusted EBITDA was $31.8 million for the second quarter ended July 31, 2018, an increase of 33% compared to $23.9 million for the second quarter ended July 31, 2017. Adjusted EBITDA was 45% of revenue for the second quarter ended July 31, 2018, compared to 42% for the second quarter ended July 31, 2017.
As of July 31, 2018, we had $302.9 million of cash, cash equivalents and marketable securities and no outstanding debt. This compares to $240.3 million in cash, cash equivalents and marketable securities and no outstanding debt as of January 31, 2018.
HSA Member and Custodial Asset metrics
The total number of HSAs for which we serve as a non-bank custodian ("HSA Members") as of July 31, 2018 was 3.6 million, an increase of 23% from 2.9 million as of July 31, 2017. Additionally, total Active HSA Members as of July 31, 2018 was 2.9 million, an increase of 19% from 2.5 million as of July 31, 2017. An Active HSA Member is an HSA Member that (i) is associated with a Health Plan and Administrator Partner or an Employer Partner, in each case as of the end of the applicable period; or (ii) has held a custodial balance at any point during the previous twelve month period.
Total Custodial Assets as of July 31, 2018 was $7.0 billion, an increase of 31% year over year, consisting of:

•	Custodial Cash Assets of $5.5 billion, an increase of 23% compared to July 31, 2017; and

•	Custodial Investment Assets of $1.5 billion, an increase of 72% compared to July 31, 2017.

Business outlook
We have modestly increased our outlook for the year ending January 31, 2019. We expect our revenue to be between $279 million and $285 million. Our outlook for net income is a range of $63 million to $67 million, resulting in a net income per diluted share range of $0.98 to $1.05. Our Adjusted EBITDA outlook is a range of $108 million to $112 million. We also expect our non-GAAP net income to be in a range between $67 million and $71 million. Our non-GAAP net income is calculated by adding back to net income all non-cash stock-based compensation expense, net of an estimated statutory tax rate of 24%, and the impact of excess tax benefits due to the adoption of Accounting Standards Update ("ASU") 2016-09. Our non-GAAP net income outlook results in a non-GAAP net income per diluted share range between $1.05 to $1.11 (based on an estimated 64 million weighted-average shares outstanding).
A reconciliation of the non-GAAP financial measures used in this release to the most comparable GAAP financial measures is included with the financial tables at the end of this release.
Conference call
HealthEquity management will host a conference call at 5:00 pm (Eastern Time) on Tuesday, September 4, 2018 to discuss the fiscal year 2019 second quarter financial results. The conference call will be accessible by dialing 844-791-6252, or 661-378-9636 for international callers, and referencing conference ID 8588717. A live audio webcast of the call will also be available on the investor relations section of our website at http://ir.healthequity.com.
Non-GAAP financial Information
To supplement our financial information presented on a GAAP basis, we disclose Adjusted EBITDA, which is a non-GAAP financial measure. We define Adjusted EBITDA as adjusted earnings before interest, taxes, depreciation and amortization, stock-based compensation expense, and other certain non-operating items. Non-GAAP net income is calculated by adding back to net income all non-cash stock-based compensation expense, net of an estimated statutory tax rate, and the impact of excess tax benefits due to the adoption of ASU 2016-09. Non-GAAP net income per diluted share is calculated by dividing non-GAAP net income by diluted weighted-average shares outstanding.
Non-GAAP financial measures should be considered in addition to results prepared in accordance with GAAP and should not be considered as a substitute for, or superior to, GAAP results. The Company cautions investors that non-GAAP financial information, by its nature, departs from GAAP; accordingly, its use can make it difficult to compare current results with results from other reporting periods and with the results of other companies. Whenever we use these non-GAAP financial measures, we provide a reconciliation of the applicable non-GAAP financial measure to the most closely applicable GAAP financial measure. Investors are encouraged to review the related GAAP financial measures and the reconciliation of the non-GAAP financial measures to their most directly comparable GAAP financial measure as detailed in the tables below.
Forward-looking statements
This press release contains “forward-looking statements" within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding our industry, business strategy, plans, goals and expectations concerning our markets and market position, product expansion, future operations, expenses and other results of operations, revenue, margins, profitability, future efficiencies, tax rates, capital expenditures, liquidity and capital resources and other financial and operating information. When used in this discussion, the words “may,” “believes,” “intends,” “seeks,” “anticipates,” “plans,” “estimates,” “expects,” “should,” “assumes,” “continues,” “could,” “will,” “future” and the negative of these or similar terms and phrases are intended to identify forward-looking statements in this press release.
Forward-looking statements reflect our current expectations regarding future events, results or outcomes. These expectations may or may not be realized. Although we believe the expectations reflected in the forward-looking statements are reasonable, we can give you no assurance these expectations will prove to be correct. Some of these expectations may be based upon assumptions, data or judgments that prove to be incorrect. Actual events, results and outcomes may differ materially from our expectations due to a variety of known and unknown risks, uncertainties and other factors. Although it is not possible to identify all of these risks and factors, they include, among others, risks related to the following:

•	our ability to compete effectively in a rapidly evolving healthcare industry;

•	our dependence on the continued availability and benefits of tax-advantaged health savings accounts;

•	the significant competition we face and may face in the future, including from those with greater resources than us;

•	cybersecurity breaches of our platform and other data interruptions, including resulting costs and liabilities, reputational damage and loss of business;

•	the current uncertain healthcare environment, including changes in healthcare programs and expenditures and related regulations;

•	our ability to comply with current and future privacy, healthcare, tax, investment advisor and other laws applicable to our business;

•	our reliance on partners and third party vendors for distribution and important services;

•	our ability to successfully identify, acquire and integrate additional portfolio purchases or acquisition targets;

•	our ability to develop and implement updated features for our platform and successfully manage our growth;

•	our ability to protect our brand and other intellectual property rights; and

•	our reliance on our management team and key team members.

For a detailed discussion of these and other risk factors, please refer to the risks detailed in our filings with the Securities and Exchange Commission, including, without limitation, our most recent Annual Report on Form 10-K and subsequent periodic and current reports. Past performance is not necessarily indicative of future results. We undertake no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.

HealthEquity, Inc. and its subsidiaries
Condensed consolidated balance sheets (unaudited)

(in thousands, except par value)	July 31, 2018	January 31, 2018
Assets
Current assets
Cash and cash equivalents	$261,808	$199,472
Marketable securities, at fair value	41,109	40,797
Total cash, cash equivalents and marketable securities	302,917	240,269
Accounts receivable, net of allowance for doubtful accounts as of July 31, 2018 and January 31, 2018 of $288 and $208, respectively	24,906	21,602
Inventories	163	215
Other current assets	11,727	3,310
Total current assets	339,713	265,396
Property and equipment, net	8,869	7,836
Intangible assets, net	82,277	83,635
Goodwill	4,651	4,651
Deferred tax asset	1,038	5,461
Other assets	18,054	2,180
Total assets	$454,602	$369,159
Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$1,769	$2,420
Accrued compensation	9,723	12,549
Accrued liabilities	5,577	5,521
Total current liabilities	17,069	20,490
Long-term liabilities
Other long-term liabilities	2,693	2,395
Deferred tax liability	2,221	—
Total long-term liabilities	4,914	2,395
Total liabilities	21,983	22,885
Commitments and contingencies
Stockholders’ equity
Preferred stock, $0.0001 par value, 100,000 shares authorized, no shares issued and outstanding as of July 31, 2018 and January 31, 2018, respectively	—	—
Common stock, $0.0001 par value, 900,000 shares authorized, 62,251 and 60,825 shares issued and outstanding as of July 31, 2018 and January 31, 2018, respectively	6	6
Additional paid-in capital	289,568	261,237
Accumulated other comprehensive loss	—	(269)
Accumulated earnings	143,045	85,300
Total stockholders’ equity	432,619	346,274
Total liabilities and stockholders’ equity	$454,602	$369,159

HealthEquity, Inc. and its subsidiaries
Condensed consolidated statements of operations and comprehensive income (unaudited)

(in thousands, except per share data)	Three months ended July 31,		Six months ended July 31,
	2018	2017	2018	2017
Revenue:
Service revenue	$24,935	$22,809	$49,756	$45,296
Custodial revenue	30,715	21,285	59,149	40,604
Interchange revenue	15,417	12,785	32,066	26,400
Total revenue	71,067	56,879	140,971	112,300
Cost of revenue:
Service costs	17,199	14,998	35,246	30,573
Custodial costs	3,502	2,785	6,941	5,586
Interchange costs	3,791	3,294	7,853	6,598
Total cost of revenue	24,492	21,077	50,040	42,757
Gross profit	46,575	35,802	90,931	69,543
Operating expenses:
Sales and marketing	7,243	5,194	14,103	9,815
Technology and development	8,398	6,797	16,377	13,039
General and administrative	7,893	6,234	15,400	12,102
Amortization of acquired intangible assets	1,478	1,082	2,948	2,165
Total operating expenses	25,012	19,307	48,828	37,121
Income from operations	21,563	16,495	42,103	32,422
Other expense:
Other expense, net	(75)	(38)	(76)	(128)
Total other expense	(75)	(38)	(76)	(128)
Income before income taxes	21,488	16,457	42,027	32,294
Income tax provision (benefit)	(1,029)	(489)	(3,067)	1,319
Net income	$22,517	$16,946	$45,094	$30,975
Net income per share:
Basic	$0.36	$0.28	$0.73	$0.52
Diluted	$0.36	$0.27	$0.72	$0.50
Weighted-average number of shares used in computing net income per share:
Basic	61,880	60,173	61,531	59,955
Diluted	63,397	61,765	63,060	61,604
Comprehensive income:
Net income	$22,517	$16,946	$45,094	$30,975
Other comprehensive loss:
Unrealized loss on available-for-sale marketable securities, net of tax	—	(4)	—	(30)
Comprehensive income	$22,517	$16,942	$45,094	$30,945

HealthEquity, Inc. and its subsidiaries
Condensed consolidated statements of cash flows (unaudited)

	Six months ended July 31,
(in thousands)	2018	2017
Cash flows from operating activities:
Net income	$45,094	$30,975
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	8,916	7,136
Unrealized losses on marketable securities and other	86	27
Deferred taxes	2,351	4,699
Stock-based compensation	9,727	6,803
Changes in operating assets and liabilities:
Accounts receivable	(3,304)	(3,873)
Inventories	52	253
Other assets	(6,973)	(4,073)
Accounts payable	(837)	(1,495)
Accrued compensation	(2,826)	(2,202)
Accrued liabilities	56	900
Other long-term liabilities	298	611
Net cash provided by operating activities	52,640	39,761
Cash flows from investing activities:
Purchases of intangible member assets	(1,014)	(6,515)
Acquisition of a business	—	(3,000)
Purchases of marketable securities	(368)	(224)
Purchases of property and equipment	(2,690)	(2,161)
Purchases of software and capitalized software development costs	(4,701)	(5,166)
Net cash used in investing activities	(8,773)	(17,066)
Cash flows from financing activities:
Proceeds from exercise of common stock options	18,469	7,072
Net cash provided by financing activities	18,469	7,072
Increase in cash and cash equivalents	62,336	29,767
Beginning cash and cash equivalents	199,472	139,954
Ending cash and cash equivalents	$261,808	$169,721
Supplemental disclosures of non-cash investing and financing activities:
Purchases of property and equipment included in accounts payable or accrued liabilities at period end	$14	$53
Purchases of software and capitalized software development costs included in accounts payable or accrued liabilities at period end	175	69
Purchases of intangible member assets accrued during the period	181	270
Exercise of common stock options receivable	135	1,017

Stock-based compensation expense (unaudited)
Total stock-based compensation expense included in the consolidated statements of operations and comprehensive income is as follows:

	Three months ended July 31,		Six months ended July 31,
(in thousands)	2018	2017	2018	2017
Cost of revenue	$807	$692	$1,220	$1,183
Sales and marketing	891	526	1,596	842
Technology and development	1,300	862	2,291	1,534
General and administrative	2,490	1,714	4,620	3,244
Total stock-based compensation expense	$5,488	$3,794	$9,727	$6,803
HSA Members (unaudited)

(in thousands, except percentages)	July 31, 2018	July 31, 2017	% Change	January 31, 2018
HSA Members	3,574	2,900	23%	3,403
Average HSA Members - Year-to-date	3,488	2,820	24%	2,952
Average HSA Members - Quarter-to-date	3,533	2,858	24%	3,189
New HSA Members - Year-to-date	219	196	12%	723
New HSA Members - Quarter-to-date	121	119	2%	404
Active HSA Members	2,933	2,461	19%	2,863
HSA Members with investments	143	87	64%	122
Custodial assets (unaudited)

(in millions, except percentages)	July 31, 2018	July 31, 2017	% Change	January 31, 2018
Custodial cash	$5,537	$4,503	23%	$5,489
Custodial investments	1,494	871	72%	1,289
Total custodial assets	$7,031	$5,374	31%	$6,778
Average daily custodial cash - Year-to-date	$5,478	$4,429	24%	$4,571
Average daily custodial cash - Quarter-to-date	$5,489	$4,448	23%	$4,876
Net income reconciliation to Adjusted EBITDA (unaudited)

	Three months ended July 31,		Six months ended July 31,
(in thousands)	2018	2017	2018	2017
Net income	$22,517	$16,946	$45,094	$30,975
Interest income	(303)	(179)	(561)	(336)
Interest expense	69	69	136	136
Income tax provision (benefit)	(1,029)	(489)	(3,067)	1,319
Depreciation and amortization	2,918	2,573	5,968	4,971
Amortization of acquired intangible assets	1,478	1,082	2,948	2,165
Stock-based compensation expense	5,488	3,793	9,727	6,803
Other (1)	663	148	1,183	328
Adjusted EBITDA	$31,801	$23,943	$61,428	$46,361

(1)
For the three months ended July 31, 2018 and 2017, Other consisted of non-income-based taxes of $116 and $102, other costs of $(32) and $0, acquisition-related costs of $224 and $46, and amortization of incremental costs to obtain a contract of $355 and $0, respectively. For the six months ended July 31, 2018 and 2017, Other consisted of non-income-based taxes of $220 and $190, other costs of $56 and $54, acquisition-related costs of $225 and $84, and amortization of incremental costs to obtain a contract of $682 and $0, respectively.

Reconciliation of net income outlook to Adjusted EBITDA outlook (unaudited)

Outlook for the year ending
(in millions)	January 31, 2019
Net income	$63 - $67
Income tax provision	~ 3
Depreciation and amortization	~ 13
Amortization of acquired intangible assets	~ 6
Stock-based compensation expense	~ 21
Other	~ 2
Adjusted EBITDA	$108 - $112

Reconciliation of non-GAAP net income per diluted share (unaudited)

	Three months ended		Six months ended		Outlook for the year ending
(in millions, except per share data)	July 31, 2018	July 31, 2017	July 31, 2018	July 31, 2017	January 31, 2019
Net income	$22	$17	$45	$31	$63 - $67
Stock compensation, net of tax (1)	4	2	7	4	~ 16
Excess tax benefit due to adoption of ASU 2016-09	(5)	(6)	(12)	(10)	~ (12)
Non-GAAP net income	$21	$13	$40	$25	$67 - $71

Diluted weighted-average shares used in computing GAAP and Non-GAAP per share amounts	63	62	63	62	64
Non-GAAP net income per diluted share (2)	$0.34	$0.21	$0.64	$0.40	$1.05 - $1.11
(1) For the three and six months ended July 31, 2018, the Company used an estimated statutory tax rate of 24%, to calculate the net impact of stock-based compensation expense and 28% for the three and six months ended July 31, 2017.
(2) Non-GAAP net income per diluted share does not calculate due to rounding.

Certain terms

Term	Definition
HSA	A financial account through which consumers spend and save long-term for healthcare on a tax-advantaged basis.
HSA Member	An HSA for which we serve as custodian.
Active HSA Member
An HSA Member that (i) is associated with a Health Plan and Administrator Partner or an Employer Partner, in each case as of the end of the applicable period; or (ii) has held a custodial balance at any point during the previous twelve month period.

Custodial cash assets	Deposits with our federally-insured custodial depository partners and custodial cash deposits invested in an annuity contract with our insurance company partner.
Custodial investments	HSA Members' investments in mutual funds through our custodial investment fund partner.
Employer Partner	Our employer clients.
Health Plan and Administrator Partner	Our Health Plan and Administrator clients.
Adjusted EBITDA	Adjusted earnings before interest, taxes, depreciation and amortization, stock-based compensation expense, and other certain non-operating items.
Non-GAAP net income	Calculated by adding back to net income all non-cash stock-based compensation expense, net of an estimated statutory tax rate, and the impact of excess tax benefits due to the adoption of ASU 2016-09.
Non-GAAP net income per diluted share	Calculated by dividing non-GAAP net income by diluted weighted-average shares outstanding.

Investor Relations Contact
Richard Putnam
801-727-1209
rputnam@healthequity.com